Exhibit 31.2

CERTIFICATION

I, George R. Bracken, certify that:

1.	I have reviewed this annual report on Form 10-K/A of National Beverage Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 11, 2023

/s/ George R. Bracken
George R. Bracken
Executive Vice President - Finance
(Principal Financial Officer)